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                                                           Exhibit 10.7.1


                   SOUTH HILLSBOROUGH COMMUNITY BANK/OFFICE COMPLEX

                              COMMERCIAL LEASE AGREEMENT

Lessor's phone # Office: (813)229-3100 Office Fax: 223-2827 Pager: 271-3741
                   Home/Office: 645-8880 Hm Fax: 671-1971
         Lessor's Payment Address: 928 Allegro lane, Apollo Beach, FL  33572

PARTIES: This Lease is made between SOUTH HILLSBOROUGH COMMUNITY BANK OFFICE/COMPLEX, C/O RICHARD L. PHAGAN, CO-OWNER herein referred to as the LESSOR(S), and APOLLO INTERNATIONAL OF DELAWARE, INC. herein referred to as the LESSEE(S).

LEASED AREA: The LESSEE hereby and the lessor hereby leases rent from the LESSOR the premises described as: Suite 205A of South Hillsborough Community Bank Office Complex located at 6542-44 North U.S. Highway 41, Apollo Beach, FL 33572 consisting of 1,599 square feet of NET RENTABLE AREA. NET RENTABLE AREA is defined as the net usable area multiplied by the load factor of 1.15 for the pro-rata share of the common area. In the event of a dispute in the area rented, the total dollar amount of the leased area shall prevail.

TERM: The space is leased for a term of 24 months and shall commence on 10/1/96 and continue until 10/31/98.

RENT: The total term rental is the sum of ($37,296.00) Thirty Seven Two Hundred Ninety Six and No/100 Dollars which is payable in equal monthly installments of $1,554.00/mo., in advance, on the first day of each month. Lessee shall pay rent plus sales taxes as may be levied by competent authority from time to time in addition to the base rental to LESSOR at the above address or at such other place as LESSOR may designate in writing. Current state sales tax is 6.5%.

LATE FEE: LESSEE agrees to pay a LATE FEE OF 10 PER CENT of the rental amount if the monthly rent is not received by the LESSOR by the fifth (5th) day of each month. By imposing a late fee, LESSOR does not waive its right to evict LESSEE for breach of this Agreement. A 5 PERCENT SERVICE CHARGE will be imposed when a check is returned for any reason. Any checks returned for insufficient funds will be subject to late fee.

POSSESSION: Possession of the premises will not be given to the LESSEE until this Lease has been approve by the LESSOR, and until the rent period begins unless agreed to otherwise herein. If the LESSEE fails to take possession of premises and/or fails to pay the first month's rent by the commencement date of the Agreement, the security deposit or advanced payment, if any, shall be forfeited to the LESSOR as liquidated damages. LESSEE is responsible for rent until possession of premises is delivered to LESSOR. The return of all keys to the LESSOR constitutes return of possession to LESSOR.

DEFAULT: If LESSEE fails to pay rent when due and the default continues for three (3) days after delivery of written demand by the LESSOR for payment of rent or possession of the premises, the LESSEE shall become a tenant-at-sufferance, and the LESSOR shall be entitled immediately to re-enter and retake possession and recover all damages, plus costs and attorneys' fees.

SECURITY DEPOSIT: A deposit in the amount of $ N/A shall be held as a Security Deposit for performance of this Rental Agreement and against damage or loss to the rental unit other than normal wear and tear. Upon the specified vacation of the rental unit, the LESSOR shall return said

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                   SOUTH HILLSBOROUGH COMMUNITY BANK/OFFICE COMPLEX


security deposit within fifteen (15) days or give written notice by certified mail of the LESSOR'S intention to impose a claim thereon at the LESSEE'S last known mailing address. Vacation of lease prior to lease expiration will cause entire remaining payments on lease to become due and payable. LESSEE shall not apply the security deposit in payment of last month's rent.

If this Lease Agreement is rejected by LESSOR, the deposit will be returned. The offeror hereby waives any claim for damages by reason of non-acceptance of this application which the LESSOR may reject without stating any reason for so doing.

MAINTENANCE, REPAIRS, ALTERATIONS, TENANT'S IMPROVEMENTS: LESSEE agrees to take good care of the property rented and to be liable for any damage to the property, including the payment of any charges caused by stoppage of plumbing and/or damage to other fixtures or equipment caused by improper care or misuse. LESSEE agrees that no alterations, additional locks or bolts to the doors or windows are to be made or added, or paints or stains or nails, screws, tape or glue to the woodwork, walls, floors or furnishings are to be applied without the written consent of the LESSOR. Consent will normally be given however consideration must be given to the proposed change. If LESSEE incurs property related expenses by requesting services without the consent of the LESSOR, LESSOR will not be responsible for the payment of such services. All improvements made by LESSEE to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become a part of the property of the LESSOR upon installation. Not later than the last day of the term, LESSEE shall at LESSEE'S expense, remove all of the LESSEE'S personal property and any improvements made by the LESSEE which have not become the property of LESSOR, including trade fixtures, cabinet work, moveable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of the property improvements; surrender the premises in as good a condition as they were at the beginning of the term, reasonable wear and damages by fire, the elements, casualties, or other cause not due to the misuse or neglect by the LESSEE or LESSEE'S agents, servants, visitors, servants or licensees, excepted. All property of the LESSEE remaining on the property after the last day of the term of this lease shall be conclusively deemed abandoned and may be removed by the LESSOR, and the LESSEE shall reimburse LESSOR for the cost of such removal. LESSOR may have any such property stored at LESSEE'S risk and expense. LESSEE shall not do or suffer anything to be done on the premises which will cause an increase in the rate of fire insurance on the building. LESSEE shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building and no hazardous waste may be stored, abandoned or disposed of on the premises.

UNFORESEEN DAMAGES TO BUILDING: If the building is damaged by fire or any other cause to such extent that the cost of restoration as reasonable estimated by LESSOR, will equal or exceed 50% of the replacement value of the building, just prior to the occurrence of the damage, then LESSOR may, no later than the seventh day following the damage, give the LESSEE a notice of election to terminate the lease. In the event of such election, this lease shall be deemed to terminate as of the date of the damage or destruction, and LESSEE shall surrender the premise within a reasonable time thereafter, and any prepaid rent shall be refunded proportionally.

EMINENT DOMAIN: If the premises or any part of the premises, or any part of the building materially affecting the LESSEE's use of the premises, be taken by eminent domain, this lease shall terminate at the option of the LESSOR on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date and any rent paid for any period beyond such date shall be repaid to LESSEE. It is specifically understood that the LESSEE may not gain

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                   SOUTH HILLSBOROUGH COMMUNITY BANK/OFFICE COMPLEX


an interest in the Real Property Estate for purposes of eminent domain proceedings. However, any relocation costs, business damages or other awards for which a tenant would qualify under the laws of the State of Florida will be awarded to the LESSEE.

LESSOR'S SERVICES: Lessor shall provide the office unit and the Common Areas with electricity for lighting and the operation of equipment normally used in a commercial office and shall furnish (a) heat and air conditioning reasonably required for the use and occupation of the Leasehold during reasonable business hours, such heat and air conditioning to be provided by utilizing the existing systems in the building; (b) water, (c) sewage; (d) trash pickup; (e) janitorial service and supplies on each business day or as agreed herein; (f) pest control. In addition, Lessor shall pay all real property (ad valorem) taxes and assessments levied against or related to the Building and the Common Areas.

USE: The premises shall be used as an OFFICE and for no other purposes without the prior written consent of the LESSOR. LESSEE agrees not to violate the ordinances of Hillsborough County, Laws of the State of Florida, or permit the premises to be used for any unlawful or immoral purposes whatsoever, nor for any purpose that will injure the reputation of said premises or the neighborhood.

ASSIGNMENT AND SUBLETTING: LESSEE shall not assign this Agreement or sublet any portion of the premises without prior written consent of the LESSOR.

ENTRY AND INSPECTION: The LESSOR shall have the right to enter said premises during all reasonable hours to examine or protect the same, to show said premises to prospective buyers or renters or to make such repairs, additions or alterations thereto as may be deemed necessary.

POSSESSION: If LESSOR is unable to deliver possession of the premises at the commencement hereof, LESSOR shall not be liable for any damage caused thereby, nor shall this Agreement be void or voidable, but LESSEE shall not be liable for any rent until possession is delivered.

INDEMNIFICATION: LESSOR shall not be liable for any damage or injury to LESSEE, or any other person, or to any property, occurring on the premises, or any part thereof, or in common areas thereof that are caused by the LESSEE, and LESSEE agrees to hold LESSOR harmless from any claims for damages, caused by the LESSEE.

INSURANCE: LESSEE understands that lessor does not insure personal property or fixtures installed by or belonging to LESSEE against any hazard, nor does LESSOR provide liability insurance or any other coverage for benefit of LESSEE, and LESSEE is advised to obtain such insurance coverage as they deem appropriate.

MULTIPLE OCCUPANCY: It is expressly understood that this agreement is between the LESSOR, and each signatory, individually and severally. In the event of default of any one signatory, each and every signatory shall be responsible for timely payment of rent and all other provisions of this Agreement.

OFFICE RULES: LESSEE agrees to abide by the Office Rules, whether promulgated before or after the execution hereof, including, but not limited to, rules with respect to noise, odors, smoke, disposal of refuse, parking and use of common areas. To date, no rules have been made that are

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                   SOUTH HILLSBOROUGH COMMUNITY BANK/OFFICE COMPLEX


not contained in this lease, but LESSOR reserves the right to do so in the future for the well being of the Tenants and/or LESSOR.

WAIVER: No failure of the LESSOR to enforce any term hereof shall be deemed a waiver, nor shall any acceptance of a partial payment of rent be deemed a waiver of LESSOR'S right to the full amount thereof.

NOTICE TO VACATE: LESSEE agrees to give LESSOR no less than 30 days notice prior to the 1st of the month of LESSEE'S intent to vacate the premises. Failure of proper notice will constitute an additional month's rent.

LESSEE shall not, without first obtaining the written consent of the LESSOR, abandon the premises, or allow the premises to become vacant or deserted.

HOLDING OVER: Any holding over after expiration hereof, and with the written consent of the LESSOR, shall be construed as a month-to-month tenancy in accordance with the terms hereof, as applicable. The rental amount will automatically be adjusted on a monthly basis with the consumer price index (CPI) beginning at the original lease date for expired leases except that if the CPI decreases no adjustment will be made.

TIME:  Time is of the essence in this Agreement.

NOTICE: Any notice which either party may or is required to give, may be given by mailing the same to LESSEE or LESSOR at the last known address.


ADDITIONAL TERMS AND CONDITIONS: IN AS MUCH AS APOLLO INTERNATIONAL IS RENTING THE ENTIRE UPSTAIRS AREA OF BUILDING A, LESSEE IS ENTITLED TO THE USE OF ALL HALLWAYS, ETC. AS IF IT WERE RENTABLE AREA.

INDEMNIFICATION: LESSEE shall not be liable for any injury to LESSOR, or any other person, or to any property, occurring on the premises, or any part thereof, or in common areas thereof that are caused by the LESSOR, and LESSOR agrees to hold LESSEE harmless from any claims for damages, caused by the LESSOR.

ENTIRE AGREEMENT: This document constitutes the entire Agreement between the parties and may be modified only by a writing signed by both parties. It is understood and agreed that there is no agreement or verbal understanding of any kind or nature whatsoever with the LESSOR/OWNER, or any of his representatives, except as set forth in this Agreement. The following Exhibits, if any, have been made a part of this agreement before the parties' execution hereof:


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                   SOUTH HILLSBOROUGH COMMUNITY BANK/OFFICE COMPLEX


ITEMIZED AS:
Rent pro-rated to the first of the month: Rent for the days from ___ to ___ days times

$______ per day or                               $________
Monthly rent for month of October,               $1,544.00

    Security Deposit                             $________
    Other special charges                        $________
    Other (signs)                                $________
    State sales tax (6.5%)                       $  101.01

TOTAL INITIAL AMOUNT TO BE RECEIVED FROM LESSEE.......................$1,655.01

REGULAR MONTHLY PAYMENT INCLUDING SALES TAX IS........................$1,655.01

/s/           9/24/96                            David Clarke
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WITNESS       DATE                               LESSEE/OFFEROR


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WITNESS       DATE                               LESSEE/OFFEROR


/s/           9/23/96                            R. Phagan
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WITNESS       DATE                               LESSOR/ACCEPTANCE


LESSOR'S ADDRESS:  (Please send lease payments to:)
South Hillsborough Community Bank/Office Complex
Attn: Richard L. Phagan, Owner/Mgr.
928 Allegro Lane
Apollo Beach, FL  33572



LESSEE'S CREDIT INFORMATION: (By signature above, LESSEE gives LESSOR permission to conduct a credit check)

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